UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2025

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 900
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8352
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 3, 2025, the Board of Directors (the “Board”) of FutureFuel Corp. (the “Company”) increased the size of the Board to nine members and the Company appointed Pamela R. Butcher as a Class C member of the Board until her successor is duly elected and qualified or until her earlier death, resignation or removal.

Ms. Butcher has served as a director on the boards of publicly traded and privately held companies and has extensive business management and marketing experience in the chemical industry. Currently, she is a member of the board of directors of J.M. Huber Corporation and Pilot Chemical Corp. (“Pilot”), since 2022 and 2016, respectively. Previously, Ms. Butcher served as a member of the boards of directors of Arch Resources, Inc. (now Core Natural Resources, Inc.) from 2023 to 2025, PDC Energy, Inc. from 2022 to 2023, Gruden Topco Holdings LP/Quality Distribution Inc. from 2016 to 2021, and Trecora Resources from 2016 to 2022. Ms. Butcher was Chief Executive Officer, President, and Chief Operating Officer of Pilot from 2010 to 2021. From 1980 to 2009, Ms. Butcher worked at The Dow Chemical Company (now Dow Inc.), serving as General Manager Adhesives and Sealants, Vice President Corporate Marketing and Sales, President of Hampshire Chemical Company, and Vice President and Portfolio Manager Specialty Chemicals during her tenure. Ms. Butcher earned a Bachelor of Science in Agronomy and a Masters of Science from Purdue University at West Lafayette. Ms. Butcher is or has been a board member of various other organizations, including the American Cleaning Institute, the Ohio Association of Manufacturers’, the Board of Trustees of the Chemical Education Foundation, and as a member of the National Association of Corporate Directors.

There are no arrangements between Ms. Butcher and any other person pursuant to which she was elected to serve as a director. There are no previous transactions between Ms. Butcher and the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Butcher will be compensated in accordance with the director compensation arrangements for 2024, pro-rated for her first year of service, as described from time to time in the Company’s Proxy Statements filed with the Securities and Exchange Commission under the heading “Compensation of Directors.”

Ms. Butcher will also be granted an option to purchase 10,000 shares of the Company’s common stock under the Company’s 2017 Omnibus Incentive Plan which will expire in April 2030. In connection with this award, Ms. Butcher entered into an Award Agreement dated April 3, 2025.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated April 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Rose M. Sparks
Rose M. Sparks, Chief Financial Officer

Date: April 3, 2025